                                                                    EXHIBIT 23.3



                          Independent Auditors' Consent



The Shareholders and Board of Directors
GET Manufacturing, Inc:



We consent to the incorporation by reference therein of our report dated August 6, 1999, with respect to the consolidated financial statements of GET Manufacturing, Inc. for the years ended March 31, 1998 and 1999 and our report dated November 3, 1999 with respect to the consolidated financial statements of GET Manufacturing, Inc. for the twelve months ended August 31, 1999.


/s/ Ernst & Young
Hong Kong
February 2, 2001